Exhibit 99.1

AutoWeb Reports Second Quarter 2019 Results

TAMPA, FL. – August 7, 2019 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing digital advertising solutions for automotive dealers and OEMs, is reporting financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Summary

●
Total revenues were $27.1 million compared to $31.6 million in Q1’19 and $29.3 million in Q2’18.
●
Advertising revenues were $5.4 million compared to $5.9 million in Q1’19 and $6.9 million in Q2’18.
●
Gross margin increased to 19.8% compared to 18.2% in Q1’19 and 18.9% in Q2’18.
●
Net loss was $5.0 million or $(0.38) per share, compared to a net loss of $5.4 million or $(0.41) per share in Q1’19 and a net loss of $5.2 million or $(0.41) per share in Q2’18.
●
Adjusted EBITDA was $(2.1) million compared to $(3.0) million in Q1’19 and $(2.2) million in Q2’18.

Second Quarter 2019 Key Operating Metrics 1

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Lead traffic was 33.1 million visits compared to 43.2 million in Q1’19 and 34.0 million in Q2’18.2
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Lead volume was 1.8 million compared to 2.1 million in Q1’19 and 1.7 million in Q2’18.3
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Retail dealer count was 2,510 compared to 2,360 in Q1’19 and 2,550 in Q2’18.4
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Retail lead capacity was 142,000 lead targets compared to 138,000 in Q1’19 and 147,000 in Q2’18.5
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Click traffic was 13.2 million visits compared to 16.0 million in Q1’19 and 12.8 million in Q2’18. 6
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Click volume was 5.3 million clicks compared to 6.2 million in Q1’19 and 4.7 million in Q2’18.7
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Revenue per click was $0.75 compared to $0.72 in Q1’19 and $0.82 in Q2’18. 8
__________________

1 Certain website properties have been added and removed from tracking metrics as AutoWeb continues to refine its website portfolio and its approach to tagging. These changes have been made to the prior periods for lead traffic, click traffic, and click volume as well for comparative purposes.
2 Lead traffic = total visits to AutoWeb’s owned lead websites.
3 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
4 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
5 Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.
6 Click traffic = total visits to AutoWeb’s owned click referral websites.
7 Click Volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s click referral websites.
8 Revenue per click = total click revenue divided by click volume.

Management Commentary
“We continued to make strides in our turnaround efforts during the second quarter, highlighted by our second consecutive quarter of gross margin expansion,” said Jared Rowe, president & CEO of AutoWeb. “We also made progress on several key initiatives, including the launch of multiple pilot programs with top 150 dealer groups and improvements to our click product by way of deploying another update to our click algorithm. In fact, revenue per click was up for the first time since we began tracking it last year, and the early signs of improved click-through rates are encouraging.

“As we mentioned on the last quarterly update, we have been highly focused on restructuring our fixed operating model to become a leaner, more profitable organization. In connection with these efforts, we have continued to shift various company functions and operations from our office in Irvine, California to our offices in Tampa, Florida and Guatemala City, Guatemala to take advantage of lower real estate and employment costs. We also believe we can be more competitive in hiring top talent in these markets. We plan to maintain our presence in California, however we will have a smaller and more efficient footprint going forward. In recognition of these changes, we have officially designated our office in Tampa, Florida as the company’s principal executive office.

“Looking forward to the back half of the year, we will continue to diligently focus on margin and profitability through our various strategic initiatives. We remain on track to hit our inflection later this year, and continue to expect revenue growth and profitability for 2019.”

Second Quarter 2019 Financial Results
Total revenues in the second quarter of 2019 were $27.1 million compared to $29.3 million in the year-ago quarter, with advertising revenues of $5.4 million compared to $6.9 million in the year-ago quarter. The decline in total revenues was primarily due to a decrease in click volume and pricing.

Gross profit in the second quarter was $5.4 million compared to $5.5 million in the year-ago quarter. As a percentage of revenue, gross profit improved 90 basis points to 19.8%, primarily due to the company’s improved click product and continued focus on higher-margin distribution channels.

Total operating expenses in the second quarter were $10.4 million compared to $10.9 million in the year-ago quarter.

Net loss in the second quarter of 2019 improved to $5.0 million or $(0.38) per share, compared to a net loss of $5.2 million or $(0.41) per share in the year-ago quarter.

Adjusted EBITDA was $(2.1) million compared to $(2.2) million in the second quarter of 2018. (see “Note about Non-GAAP Financial Measures” below for further discussion).

At June 30, 2019, cash, cash equivalents and restricted cash totaled $6.4 million compared to $13.6 million at December 31, 2018. The decrease was driven by operating losses and the funding of capital expenditures in the first half of 2019. The company expects cash burn to reduce in the third quarter as the company reaches its inflection point and turns cash flow positive in the fourth quarter. AutoWeb had no outstanding balance on its $25 million revolving credit facility at June 30, 2019.

Conference Call
AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter results, followed by a question-and-answer session.

Date: Wednesday, August 7, 2019
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 9521818

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 14, 2019. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 9521818

Tax Benefit Preservation Plan
At December 31, 2018, the company had approximately $87.6 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of June 30, 2019, there were 13,146,831 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures
AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company will continue to diligently focus on margin and profitability through our various strategic initiatives in the back half of 2019; (ii) the company remains on track to hit its inflection later this year, and continues to expect revenue growth and profitability for 2019; (iii) the company plans to maintain its presence in California, however it will have a smaller and more efficient footprint in California going forward; and (iv) the company expects cash burn to reduce in the third quarter as the company reaches its inflection point and turns cash flow positive in the fourth quarter, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact:
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,431	$13,600
Restricted cash	5,016	-
Accounts receivable, net of allowances for bad debts and customer credits
of $553 and $566 at June 30, 2019 and December 31, 2018, respectively	23,331	26,898
Prepaid expenses and other current assets	1,655	1,245
Total current assets	31,433	41,743
Property and equipment, net	3,405	3,181
Right-of-use assets	3,301	-
Intangibles assets, net	9,291	11,976
Other assets	819	516
Total assets	$48,249	$57,416

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,627	$17,572
Accrued employee-related benefits	2,391	3,125
Other accrued expenses and other current liabilities	2,064	2,204
Current portion of lease liabilities	1,552	-
Current convertible note payable	-	1,000
Total current liabilities	21,634	23,901

Lease liabilities, net of current portion	1,894	-
Total liabilities	23,528	23,901

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized;
13,146,831 and 12,960,450 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	13	13
Additional paid-in capital	362,737	361,218
Accumulated deficit	(338,029)	(327,716)
Total stockholders' equity	24,721	33,515
Total liabilities, minority interest and stockholders' equity	$48,249	$57,416

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Lead fees	$21,691	$22,211	$47,389	$46,291
Advertising	5,432	6,950	11,310	15,037
Other	19	131	47	313
Total revenues	27,142	29,292	58,746	61,641
Cost of revenues	21,758	23,765	47,605	48,423
Gross profit	5,384	5,527	11,141	13,218

Operating Expenses
Sales and marketing	2,956	3,052	5,834	6,764
Technology support	2,182	2,965	4,962	6,351
General and administrative	4,026	3,765	8,316	8,340
Depreciation and amortization	1,201	1,163	2,440	2,323
Goodwill impairment	-	-	-	5,133
Total operating expenses	10,365	10,945	21,552	28,911
Operating loss	(4,981)	(5,418)	(10,411)	(15,693)
Interest and other income (expense), net	33	201	103	201
Loss before income tax provision	(4,948)	(5,217)	(10,308)	(15,492)
Income taxes provision	5	-	5	4
Net loss and comprehensive loss	$(4,953)	$(5,217)	$(10,313)	$(15,496)

Basic and diluted loss per share:
Basic loss per common share	$(0.38)	$(0.41)	$(0.79)	$(1.22)
Diluted loss per common share	$(0.38)	$(0.41)	$(0.79)	$(1.22)

Shares used in computing net loss per share:
Basic	13,111	12,726	13,018	12,672
Diluted	13,111	12,726	13,018	12,672

AUTOWEB, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(amounts in thousands)
	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income	(10,313)	(15,496)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,509	4,360
Goodwill impairment	-	5,133
Provision for bad debt	122	146
Provision for customer credits	120	153
Share-based compensation	1,111	2,569
Right-of-use assets	924	-
Lease Liabilities	(924)	-
Gain on sale of investment	-	(125)
Long-lived asset impairment	-	692
Changes in assets and liabilities
Accounts receivable	3,325	1,548
Prepaid expenses and other current assets	(410)	428
Other non-current assets	(303)	(632)
Accounts payable	(1,945)	2,058
Accrued expenses and other current liabilities	(787)	437
Net cash (used in) provided by operating activities	(5,571)	1,271
Cash flows from investing activities:
Purchases of property and equipment	(990)	(392)
Proceeds from sale of investment	-	125
Net cash (used in) provided by investing activities	(990)	(267)
Cash flows from financing activities:
Proceeds from issuance of common stock	-	200
Borrowings under revolving credit facility	16,940	-
Principal payments under revolving credit facility	(16,940)	(8,000)
Payments on convertible note	(1,000)	-
Proceeds from exercise of stock options	408	74
Net cash (used in) provided by financing activities	(592)	(7,726)
Net decrease in cash and cash equivalents and restricted cash	(7,153)	(6,722)
Cash and cash equivalents and restricted cash at beginning of period	13,600	24,993
Cash and cash equivalents and restricted cash at end of period	6,447	18,271

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$13,600	24,993
Restricted cash at beginning of period	-	-
Cash and cash equivalents and restricted cash at beginning of period	$13,600	$24,993

Cash and cash equivalents at end of period	$1,431	18,271
Restricted cash at end of period	$5,016	-
Cash and cash equivalents and restricted cash at end of period	$6,447	$18,271

Supplemental disclosures of cash flow information:
Cash paid for income taxes	1	-
Cash refunds for income taxes	124	-
Cash paid for interest	40	73

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended		Three Months Ended		Six Months Ended
	March 31, 2019	March 31, 2018	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net loss	$(5,360)	$(10,279)	$(4,953)	$(5,217)	$(10,313)	$(15,496)

Depreciation and amortization	1,787	2,179	1,723	2,181	3,510	4,360
Interest income	(6)	(6)	(20)	(7)	(26)	(13)
Interest expense	5	88	56	15	61	103
Income taxes	-	4	5	-	5	4
EBITDA	(3,574)	(8,014)	(3,189)	(3,028)	(6,763)	(11,042)

Non-cash stock compensation expense	551	1,626	560	942	1,111	2,568
Gain (loss) on investment	-	-	-	(125)	-	(125)
Goodwill impairment	-	5,133	-	-	-	5,133
Personnel Restructuring	-	950	496	15	496	965

Adjusted EBITDA	$(3,023)	$(305)	$(2,133)	$(2,196)	$(5,156)	$(2,501)